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                                                                   EXHIBIT 10.15

                       FIRST AMENDMENT TO LEASE AGREEMENT

     THIS FIRST AMENDMENT TO LEASE AGREEMENT (this "First Amendment) is made as of this ________ day of __________, 2000, by and between THE AMERICAN OCCUPATIONSAL THERAPY ASSOCIATION, INC., a District of Columbia non-profit corporation ("Landlord"), and THE WEATHERSBY GROUP, INC., a corporation in good standing ("Tenant")

                                   WITNESSETH:

     WHEREAS, Landlord and Tenant are parties to a certain Office Lease Agreement dating January 18, 1999 (the "Original Lease"), pursuant to which Landlord leased to Tenant approximately 3, 556 net rentable square feed, known as Suite #900 (the "Existing Space", on the ninth floor of building located at 4720 Montgomery Lane, Bethesda, Maryland 20814 (the "Building"); and

     WHEREAS, Landlord and Tenant desire to amend the Original Lease to, amount other things, (i) increase the net rentable square feet to be leased by Landlord to Tenant, and hired and leased by Tenant from Landlord, pursuant to the Lease by an additional 4,619 net rentable square feet, more or less (the "Expansion Space"), contiguous to the Existing Space and located on the ninth floor of the Building and presently known as Suite #910 (the boundaries and location of the Expansion Space being shown on the floor plan, marked Exhibit "1" attached hereto ("Floor Plan Outline of Suite #910"), so that the "Premises" (as said term is defined in the Lease) shall, from and after the execution and delivery hereof by both parties hereto, contain a total of approximately 8,175 net rentable square feet, and (ii) make such other modifications and amendments as are hereinafter set forth;

NOW, THEREFORE, in consideration of the terms, covenants, conditions and agreements herein contained, and for $10.00 and other good and valuable consideration paid by each party to the other, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

     1. Upon the execution and delivery hereof by both parties hereto, the Premises shall be deemed to contain a total approximately 8,175 net rentable square feet.

     2. (a) Exhibit "A" attached to the Original Lease (Floor Plan Outline of the Premises") is hereby supplemented by the addition of Exhibit "1" attached hereto.

          (b) Landlord represents and warrants to Tenant the aggregate net rentable area of the Existing Space and the Expansion Space has been specifically calculated by Landlord's architect using base building plans in accordance with the Washington D.C. Association of Realtors Standard Method of Measurement.

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     3.   (a)  (i)  Tenant acknowledges that it has inspected the Expansion
          Space, and agrees that it takes the Expansion Space in its AS-IS condition, and that, except as hereinafter specifically provided, Landlord has no obligation to make any improvements to the Expansion Space. Notwithstanding the foregoing, prior to the "Expansion Space Commencement date" (as said term is hereinafter defined) Landlord shall, at its sole cost and expense (i) remove the demising wall that presently separates Suite #900 and Suite #910 so as to constitute the two Suites as one, integrated architectural unit, (ii) "spot paint" any blemishes or exposed drywall in the Expansion Space, (iii) "spot clean" the carpet where needed to remove or clean stains, dirt and the like, and (iv) install a doorbell at the Suite entrance door.

          (b) From and after the date hereof, Tenant shall have access to the Expansion Space for reasonable purposes in connection with readying the Expansion Space for occupancy. To the extent required by applicable law, Tenant's contractors shall hold current valid Montgomery County, Maryland Building Contractor's Licenses and shall
          (A) be subject to Landlord's approval, such approval not to be unreasonably withheld, conditioned or delayed, and (B) carry builder's risk insurance in such amount as, and from an insurer, approved by Landlord, such approval not to be unreasonably withheld or delayed. All work performed by any Tenant contractor shall be done in a good and workmanlike manner, meet all appropriate building codes and regulations and be diligently prosecuted to completion. Tenant agrees to indemnify and hold Landlord harmless from any loss and/or damage that Landlord may sustain arising out of or resulting from Tenant's contractors' deficiency in work and materials. If Tenant shall obtain access to the Expansion Space for such purposes, it must, prior to commencement of work, procure the insurance required by Section 14.01 of Original Lease.

     4. (a) The "Term" (as said term is defined in the Original Lease) with respect to the Expansion Space shall commence (the "Expansion Space Commencement Date") on the December 5, 2000 and shall terminate on the "Expiration Date" (as said term is defined in the Original Lease).

     5. From and after the Expansion Space Commencement Date throughout the remainder of the Term, Tenant shall pay Landlord as and for the Base Rent in respect to the Expansion Space, as and when Base Rent is to be paid pursuant to Section 4.01 of the Original Lease, the following:

          (i) From and after 12:01 a.m. on December 5, 2000 to and including 11:59 p.m. on November 30, 2001, Base Rent in the amount of One Hundred Thirty-Six Thousand, Two Sixty Hundred and 50/100 Dollars ($136,260.50), which shall be paid in 12 equal monthly installments of Eleven Thousand, Three Hundred Fifty-Five and 04/100 Dollars

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          ($11,355.04);1 and

          (ii) from and after 12:01 a.m. on December 1, 2001 to and including 11:59 p.m. on November 30, 2002, Base Rent in the amount of One Hundred Forty Thousand, Three Hundred Forty-Eight and 32/100 Dollars ($140,348.32), which shall be paid in 12 equal installments of Eleven Thousand, Six Hundred Ninety-Five and 69/100 Dollars ($11,695.69); and

          (iii) from and after 12:01 a.m. on December 1, 2002 to and including 11:59 p.m. on November 30, 2003 Base Rent in the amount of One Hundred Forty-Four Thousand, Five Hundred Fifty-Eight and 76/100 Dollars ($144,558.76), which shall be paid in 12 equal monthly installments of Twelve Thousand, Forty-Six and 56/100 Dollars ($12,046.56); and

          (iv) from and after 12:01 a.m. on December 1, 2003 to and including 11:59 p.m. on the "Termination Date" (as said term is defined in the Original Lease), Base Rent in the amount of Thirty-Seven Thousand, Two Hundred Twenty-Three and 88/100 Dollars ($37,223.88), which shall be paid in three equal monthly installments of Twelve Thousand, Four Hundred Seven and 96/100 Dollars ($12,407.96)

     6. Contemporaneously with its execution and delivery of this First Amendment, Tenant shall deposit with Landlord the additional sum of Eleven Thousand, Three Hundred Fifty-Five and 04/100 Dollars ($11,355.04), which shall be added to and become part of "Tenant's Security Deposit" (as said term is defined in the Original Lease).

     7. Effective as of the Expansion Space Commencement Date, Section 1.01(L) of the Lease shall be deemed amended to reflect that "Tenant's Share" (as said term is defined in the Original Lease) is 9.63%.

     8. The Building is equipped with a electronic elevator lock-out system (the "Lock-Out System") which permits Landlord to control elevator access to each floor of the Building during non-Business Hours. If, notwithstanding the provisions of Section 7.01(e) of the Original Lease to the contrary, Tenant desires to take advantage of the Lock-Out System, Landlord shall provide Tenant with such number of elevator security keys to permit access to the ninth floor of the Building as may be requested by Tenant, provided that Tenant shall pay to Landlord, as Additional Rent (i) Twenty Dollars ($20.00) per elevator security key requested by Tenant, and (ii) an additional sum of Two Hundred Fifty Dollars ($250.00) per calendar year during any calendar year in which, at Tenant's request, elevator access to the ninth floor of the Building controlled, as aforesaid.

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     9.   Article 6 of the Original Lease is hereby amended as follows:

          (a) The reference therein to three (3) Parking Permits with regard to the "Parking Facilities" (as said term is defined in the Original Lease) is hereby amended to twelve (12) Parking Permits; and

          (b) from and after April 1, 2001, the reference therein to one (1) Parking Permit with regard to parking facilities in the Building is hereby amended to two (2) Parking Permits; provided, however, that the two (2) Parking Permits will permit "stacked" parking only.

          Except as set forth in this First Amendment, the Original Lease remains modified and in full force and effect. IN WITNESS WHEREOF, the parties hereto do hereby execute this Lease as of the day and year first above written.

                                    LANDLORD:

          ATTEST/WITNESSES:         THE AMERICAN OCCUPATIONAL THERAPY
                                    ASSOCIATION, INC., Landlord


                                    By:
                                       -----------------------------------------
                                       Christopher Bluhm,
                                       Chief Financial Officer


               [SEAL]


                                    TENANT:
                                    TWG MARKETING


                                    By:
                                       -----------------------------------------
                                       Amanda Weathersby
                                       President

               [SEAL]